UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2023

DARÉ BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260
San Diego, CA 92122
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DARE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 10, 2023, Daré Bioscience, Inc. (the “Company”), issued a press release announcing its financial results for the quarter ended June 30, 2023, a copy of which is furnished as Exhibit 99.1 to this report.

The information under this Item 2.02 and in Exhibit 99.1 is being furnished and is not being filed for purposes of Section 18 of the Securities and Exchange Act of 1934 and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On August 4, 2023, Mayer Hoffman McCann P.C. (“MHM”), notified the Company that MHM decided to resign as the Company’s independent registered public accounting firm effective upon the earlier of (i) the filing of the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2023, (ii) the date on which the Company engages a new independent registered public accounting firm and (iii) April 1, 2024. MHM informed the Company that its decision to resign was not as a result of any action taken or not taken by the Company. Neither the Company’s Board of Directors nor the Audit Committee of the Company’s Board of Directors were involed in MHM’s decision to resign. The Company is in the process of selecting a new independent registered public accounting firm.

MHM audited the Company’s consolidated financial statements for the years ended December 31, 2022 and 2021. MHM’s report dated March 30, 2023, with respect to the consolidated financial statements of the Company as of December 31, 2022 and 2021 and for each of the years ended December 31, 2022 and December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such report contained an explanatory paragraph regarding the Company’s ability to continue as a going concern. During the two years ended December 31, 2022, and from December 31, 2022 through August 4, 2023, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and MHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to satisfaction of MHM, would have caused MHM to make reference to the subject matter of such disagreements in connection with its report, or (ii) “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K, that would require disclosure under Item 304(a)(1)(v) of Regulation S-K.

The Company furnished MHM with a copy of the disclosure in this Item 4.01 and requested that MHM furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether MHM agrees with the statements made by the Company in this Item 4.01, and if not, stating the respects in which it does not agree. MHM furnished such a letter, a copy of which is filed as Exhibit 16.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Mayer Hoffman McCann P.C. dated August 10, 2023
99.1	Press release issued on August 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.

Dated: August 10, 2023	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer

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